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                                                                        LOGO: BERKSHIRE HILL BANCORP, INC.
                                                              Subscription & Direct Community Offering Stock Order Form
                                                              ------------------------------------   -------------------------------
                                                              Bank Use                                        Berkshire Bank
                                                                                                            Conversion Center
                                                              ------------------------------------           244 Main Street
                                                              IMPORTANT-PLEASE NOTE: A properly       Great Barrington, MA 01230
                                                              completed original stock order form            (800) 220-6956
                                                              must be used to subscribe for Common  --------------------------------
                                                              Stock. Copies of this form are not              Expiration Date
                                                              required to be accepted. Please read        for Stock Order Forms:
                                                              the Stock Ownership Guide and           _______, ____________, 2000
                                                              Stock Order Form instructions as          4:00 p.m., Eastern Time,
                                                              you complete this form.                     unless extended
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    (1) Number of Shares                     (2) Total Payment Due       The minimum number of shares that may be subscribed for is
------------------------- Subscription Price ----------------------      25. The maximum number of shares that may be subscribed for
                          X $ 10.00 =                                    in the Subscription Offering is 25,000 shares. The maximum
-------------------------                    ----------------------      number of shares that may be subscribed for in the Direct
                                                                         Community offering by any person, together with associates or persons acting in concert, is 25,000 shares. See
                                                                         instructions.
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[_] (3) Employee/Officer/Director/Trustee/Corporator Information
    Check here if you are an employee, officer, director, trustee        (6) Purchaser Information
    or corporator of Berkshire Bancorp or Berkshire Bank or a            a [_] Check here if you are an Eligible Account Holder with
    member of such person's immediate family living in the same                a deposit account(s) totalling $50.00 or more as of
    household.                                                                 the close of business on September 30, 1998. List
-----------------------------------------------------------------              account(s) below.
    (4) Method of Payment/Check                ----------------
    Enclosed is a check, bank draft or money     Check Amount            b [_] Check here if you are a Supplemental Eligible
    order made payable to Berkshire Hills                                      Account Holder with a deposit account(s) totalling
    Bancorp, Inc. in the amount indicated      ----------------                $50.00 or more as of the close of business on
    in this box.                                                               September 30, 1999. List account(s) below.

                                                                         c [_] Check here if you are a director, trustee, officer,
                                                                               or employee of Berkshire Bancorp or Berkshire Bank
                                                                               who is not entitled to a higher priority subscription
                                                                               right.
=================================================================  -----------------------------------------------------------------
    (5) Method of Payment/Withdrawal                                Account Title (Names on Accounts)  Account Number(s)  Bank Use
    The undersigned authorizes withdrawal from the following       _________________________________________________________________
    account(s) at Berkshire Bank. Individual Retirement
    Accounts maintained at Berkshire Bank cannot be                _________________________________________________________________
    used unless special transfer arrangements are made.
    There is no early withdrawal penalty for this form of          _________________________________________________________________
    payment.
-----------------------------------------------------------------  _________________________________________________________________
        Account Number(s)       Withdrawal Amount(s)    Bank Use
_________________________________________________________________  ________________________________________________________________

_________________________________________________________________  PLEASE NOTE: FAILURE TO LIST ALL YOUR ACCOUNTS ABOVE MAY RESULT
                                                                   IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.
_________________________________________________________________  IF ADDITIONAL SPACE IS NEEDED, PLEASE UTILIZE SPACE PROVIDED
                                                                   ON THE BACK OF THIS STOCK ORDER FORM.
_________________________________________________________________
   Total Withdrawal Amount
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    (7) Stock Registration/Form of Stock Ownership                                                  -------  ------- -------------
[_] Individual                            [_] Joint Tenants             [_] Tenants in Common              -        -
                                                                                                    -------  ------- -------------
[_] Fiduciary (i.e.      [_] Company/Corp/Partnership  [_] Uniform Transfers to Minors Act  [_] IRA or other Qualified Plan -
    trust, estate, etc.)                                                                         Beneficial Owner's SS#
    (8) Name(s) in which stock is to be registered (PLEASE PRINT CLEARLY)- ADDING THE NAMES OF OTHER PERSON(S) WHO ARE NOT OWNERS OF
                                                                           YOUR QUALIFYING ACCOUNT(S) WILL RESULT IN YOUR ORDER
                                                                           BECOMING NULL AND VOID.
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      Name(s)                                                                             Social Security # or Tax ID

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      Name(s) continued                                                                   Social Security # or Tax ID

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      Street Address                                                                      County of Residence

      ------------------------------------------------------------------------------------------------------------------------------
      City                                                  State          Zip Code

      ------------------------------------------------------------------------------------
    (9) Telephone -   Daytime (        )                    Evening (        )
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[_] (10) NASD Affiliation - Check here if you are a member of the National Association  [_] (11) Associates - Acting In Concert
    of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a    Check here, and complete the reverse side of
    member of the immediate family of any such person to whose support such person      this form, if you or any associates or
    contributes, directly or indirectly, or the holder of an account in which an NASD   persons acting in concert with you (as
    member or person associated with a NASD member has a beneficial interest. To        defined on the reverse side of this form)
    comply with conditions under which an exemption from the NASD's Interpretation      have submitted other orders for shares in
    With Respect to Free-Riding and Withholding is available, you agree, if you have    the Subscription and/or Direct Community
    checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the      Offerings.
    stock for a period of three months following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.
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    (12) Acknowledgment - To be effective, this stock order form and accompanying certification form must be         BANK USE ONLY
    properly completed and physically received by Berkshire Bancorp no later than 4:00 p.m., Eastern time,       ==================
    on _________, _____________ __, 2000, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Berkshire Bancorp, this stock order form may not be modified, withdrawn or canceled without Berkshire Bancorp's consent and if authorization to withdraw from deposit accounts at Berkshire Bank has been given as payment for
    shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the          ==================
    undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID number and the information provided on this stock order form is true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares herewith. It is understood that this stock order form will be accepted in accordance with, and subject to,
    the terms and conditions of the plan of conversion, as amended, described in the accompanying Prospectus.    ------------------
    The undersigned hereby acknowledges receipt of the Prospectus at least 48 hours prior to delivery of this       BANK USE ONLY
    stock order form to Berkshire Bancorp.                                                                       ==================

    Applicable regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Berkshire Bank, Berkshire Bancorp and Berkshire Hills Bancorp, Inc.
    will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer.
  -------------------------------------------------------   --------------------------------------------------
   Signature                                    Date         Signature                               Date

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                                     THE CERTIFICATION FORM ON THE REVERSE SIDE MUST BE SIGNED
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  Item (6) a,b - (continued)
----------------------------------------------------------------------   "Associate" is defined as: (i) any corporation or
 Account Title (Names on Accounts)     Account Number(s)  Bank Use       organization (other than Berkshire Bancorp, Berkshire Hills
______________________________________________________________________   Bancorp, Inc., the Bank or a majority-owned subsidiary of
                                                                         Berkshire Bancorp, Berkshire Hills Bancorp, Inc., or the
______________________________________________________________________   Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or
______________________________________________________________________   more of any class of equity securities; (ii) any trust or
                                                                         other estate in which such person has a substantial
______________________________________________________________________   beneficial interest or as to which such person serves as
                                                                         a trustee or in a similar fiduciary capacity; provided,
______________________________________________________________________   however, such term shall not include Berkshire Hills
                                                                         Bancorp, Inc.'s or Berkshire Bank's employee benefit plans
______________________________________________________________________   in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity;
 ______________________________________________________________________  and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as
  Item (11) - (continued)                                                such person or who is a trustee, director or officer of
  List below all other orders submitted by you or Associates             Berkshire Bancorp, Berkshire Hills Bancorp, Inc., or the
  (as defined) or by persons acting in concert with you.                 Bank or any subsidiaries thereof. Trustees, directors or
                                                                         officers of Berkshire Bancorp, Berkshire Hills Bancorp,
-----------------------------------------------------------------        Inc. or the Bank are not treated as associates solely
                                             Number of Shares            because of their Board memberships.
 Name(s) listed on other Stock Order Forms       Ordered
_________________________________________________________________        "Acting in Concert" (a) knowing participation in a joint
                                                                         activity or interdependent conscious parallel action
_________________________________________________________________        towards a common goal whether or not pursuant to an express agreement; or (b) a combination or pooling of voting or
_________________________________________________________________        other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship,
_________________________________________________________________        agreement or other arrangement, whether written or
                                                                         otherwise. In general, a person who acts in concert with
_________________________________________________________________        another party shall also be deemed to be acting in concert with any person who is also acting in concert with that
                                                                         other party. Berkshire Hills Bancorp, Inc. and Berkshire
                                                                         Bank may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules
                                                                         13D with the Securities and Exchange Commission with
                                                                         respect to other companies.

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                               YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK
                                                         CERTIFICATION FORM

     I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL
     DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY BERKSHIRE BANCORP, BERKHIRE BANK, BERKSHIRE HILLS BANCORP,
     INC., THE FEDERAL GOVERNMENT, THE DEPOSITORS INSURANCE FUND OR BY ANY GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR'S
     PRINCIPAL IS SUBJECT TO LOSS.

     I further certify that, before purchasing the Common Stock, par value $0.01 per share, of Berkshire Hills Bancorp, Inc.
     (the "Company"), the proposed holding company for Berkshire Bank, I received a Prospectus of the Company dated _______________ ___, 2000 relating to such offer of Common Stock.

     The Prospectus that I received contains disclosure concerning the nature of the Common Stock being offered by the Company and describes in the "Risk Factors" section beginning on page ____, the risks involved in the investment in this Common
     Stock, including but not limited to the following:
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      1.  Berkshire Bank's lower than average return on equity may decrease the market price of the common stock.       (page   )
      2.  Berkshire Bank's increased emphasis on commercial and consumer lending may hurt both asset quality and        (page   )
          profits.
      3.  A decline in the stock market may hurt Berkshire Bank's profits and negatively impact its net worth.          (page   )
      4.  Recent market conditions may effect the market price of the common stock.                                     (page   )
      5.  Competition has hurt Berkshire Bank's net interest imcome.                                                    (page   )
      6.  Declining interest rates could hurt Berkshire Bank's profits.                                                 (page   )
      7.  Banking reform legislation restricts the activities in which Berkshire Hills may engage compared to           (page   )
          existing unitary holding companies.
      8.  Management will have substantial discretion over investment of the offering proceeds and may make             (page   )
          investments with which you may disagree.
      9.  Implementation of additional benefit plans will increase future compensation expense and lower                (page   )
          Berkshire Bank's profits.
     10.  A downturn in the local economy could hurt Berkshire Bank's profits.                                          (page   )
     11.  Issuance of shares for benefit programs may lower your ownership interest.                                    (page   )
     12.  The contribution to Berkshire Hills Foundation means that a stockholder's total ownership interest will be    (page   )
          7.4% less after the contribution.
     13.  Contribution to Berkshire Hills Foundation may not be tax deductible which could hurt Berkshire Hills'        (page   )
          profits.
     14.  Establishment of Berkshire Hills Foundation will hurt Berkshire Hills' profits for the year 2000.             (page   )
     15.  Various factors could make takeover attempts that you need to occur more difficult to achieve.                (page   )
     16.  Berkshire Hills cannot assure or guarantee an active trading market for the common stock.                     (page   )

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         Signature                                    Date         Signature                               Date

        -------------------------------------------------------   --------------------------------------------------

        -------------------------------------------------------   --------------------------------------------------
         Name (Please Print)                                       Name (Please Print)

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                                    THIS CERTIFICATION MUST BE SIGNED IN ORDER TO PURCHASE STOCK
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[LOGO] Berkshire Hills Bancorp, Inc.

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Stock Ownership Guide
Individual
Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.
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Joint Tenants
Joint Tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.
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Tenants in Common
Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.
_______________________________________________________________________________
Uniform Transfers to Minors Act ("UTMA")
Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Massachusetts Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA MA (use minor's social security number).
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Fiduciaries
Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title(name). If an individual and a corporation, list the corporation's title before the individual.
 .  The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 . A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
 .  The name of the maker, donor or testator and the name of the beneficiary.
An example of fidiciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
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Stock Order Form Instructions

Items 1 and 2-Number of Shares and Total Payments Due
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by $10.00. The minimum purchase in the Subscription Offering is 25 shares. As more fully described in the Prospectus, the maximum purchase by each Eligible Account Holder in the Subscription Offering is $250,000 (25,000 shares), and the maximum purchase in the Direct Community Offering by any person, together with associates or persons acting in concert, is $250,000 (25,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 1.0% of the shares sold. Based on the offering of 8,314,500 shares, 1.0% amounts to 83,145 shares. The aggregate purchase price of the shares of common stock that will be ultimately sold in the conversion has not yet been determined, but will be within the range of prices set forth in the Prospectus or any supplement thereto.
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Item 3-Employee/Officer/Director/Trustee Information
Please check this box to indicate whether you are an employee, officer, director or trustee of Berkshire Bank, Berkshire Bancorp or a member of such person's immediate family living in the same household.
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Item 4-Method of Payment by Cash or Check
Payment for shares may be made in cash (only if delivered by you in person to a full service banking office of Berkshire Bank) or by check, bank draft or money order payable to Berkshire Hills Bancorp, Inc. Your funds will earn interest at the Bank's passbook rate of interest until the conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please indicate the total check(s) amount in this box if your method of payment is by check, bank draft or money order.
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Item 5-Method of Payment By Withdrawal
If you pay for your stock by a withdrawal from a deposit account at Berkshire Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account at the Bank is an Individual Retirement Account or Qualified Plan unless special transfer arrangements are made.
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Item 6-Purchaser Information
a. Please check this box if you are an Eligible Account Holder with a deposit account(s) totalling $50.00 or more as of the close of business on September 30, 1998.
b. Please check this box if you are a Supplemental eligible Account Holder with a deposit account(s) totalling $50.00 or more as of the cloe of business on September 30, 1999.
c. Please check this box if you are a director, trustee, officer or employee of Berkshire Bancorp or Berkshire Bank who is not entitled to a higher priority subscription right.
Please list all names and all account numbers on accounts you had as of the close of business on September 30, 1998 and September 30, 1999 in order to insure proper identification of your purchase rights.
Please note: Failure to list all your accounts may result in the loss of part or all of your subscription rights.
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Items 7,8,9-Stock Registration/Form of Stock Ownership, Names and Telephone
Number
The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your Berkshire Hills Bancorp, Inc. Common Stock. Please complete items 7, 8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone number(s). We may need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide". Adding the names of other persons who are not owners of your qualifying account(s) will result in your order becoming null and void.
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Item 10-NASD Affiliation
Please check this box if you are a member of the NASD or if this item otherwise applies to you.
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Item 11-Associates-Acting in Concert
Please check this box if you or any associate or person acting in concert with you (as defined on the reverse side of the stock order form) has submitted another order for shares and complete the reverse side of the stock order form.
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Item 12-Acknowledgement
Please sign and date the stock order form and certification form where indicated. Before you sign, review the stock order form, including the acknowledgement, and the certification form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.
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You may mail your completed stock order form and certification form in the envelope that has been provided, or you may deliver your stock order form and certification form to any full-service banking office of Berkshire Bank. Your stock order form and certification form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be physically received by Berkshire Bancorp no later than 4:00 p.m., Eastern time, on _____ __________, 2000, unless extended, or it will become void. If you have any remaining questions, or if you would like assistance in completing your stock order form and certification form, you may call our conversion center at
(800)220-6958, Monday through Friday from 10:00 a.m. to 4:00 p.m. Please note that the conversion center will be closed from 12:00 noon Fricay, May 26, through 12:00 noon Tuesday, May 30, in observance of the Memorial Day holiday.
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